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                         THE ROBERT MONDAVI CORPORATION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11




                    COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                           THREE MONTHS ENDED                   NINE MONTHS ENDED
                                           ------------------                   -----------------
                                                MARCH 31,                           MARCH 31,
                                                ---------                           ---------
                                         1997              1996              1997              1996
                                         ----              ----              ----              ----
Weighted average number of
  common shares outstanding
  during the period                   15,090,505        14,810,598        15,028,397        14,529,620
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                                641,854           620,513           603,404           593,893
                                     -----------       -----------       -----------       -----------
                                      15,732,359        15,431,111        15,631,801        15,123,513
                                     ===========       ===========       ===========       ===========

Net income                           $ 6,333,000       $ 5,881,000       $20,871,000       $18,497,000
                                     ===========       ===========       ===========       ===========

Primary earnings per share           $       .40       $       .38       $      1.34       $      1.22
                                     ===========       ===========       ===========       ===========

                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                             THREE MONTHS ENDED                  NINE MONTHS ENDED
                                             ------------------                  -----------------
                                                  MARCH 31,                           MARCH 31,
                                                  ---------                           ---------
                                           1997              1996              1997              1996
                                           ----              ----              ----              ----
Weighted average number of
  common shares outstanding
  during the period                     15,090,505        14,810,598        15,028,397        14,529,620
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                                  642,463           620,810           637,884           596,398
                                       -----------       -----------       -----------       -----------
                                        15,732,968        15,431,408        15,666,281        15,126,018
                                       ===========       ===========       ===========       ===========

Net income                             $ 6,333,000       $ 5,881,000       $20,871,000       $18,497,000
                                       ===========       ===========       ===========       ===========

Fully diluted earnings per share       $       .40       $       .38       $      1.33       $      1.22
                                       ===========       ===========       ===========       ===========